Exhibit 3.2

BY-LAWS

OF

Lion Lam Diamond Inc.,

(hereinafter called the “Corporation”)

ARTICLE I

OFFICES

Section 1.  Registered Office.  The registered office of the Corporation shall be in the State of Texas.

Section 2.  Other Offices.  The Corporation may also have offices at such other places both within and without the State of Texas as the Board of Directors may from time to time determine.

ARTICLE II

MEETING OF STOCKHOLDERS

Section 1.  Place of Meeting.  Meetings of the shareholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Texas, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.  Annual Meetings.  The Annual Meetings of shareholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the shareholders shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.  At any annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting in accordance with the Articles of Incorporation.

Section 3.  Special Meetings.  Special Meetings of the shareholders may be called by the Board of Directors or the President.  Upon request in writing to the Secretary by any person entitled to call a special meeting of the shareholders, the Secretary forthwith shall cause notice to be given to the shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting.  At any special meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting in accordance with the Articles of Incorporation.

Section 4.  Notice of Meetings.  Written notice of the place, date, and time of all meetings of the shareholders shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each shareholder entitled to vote at such meeting, except as otherwise provided herein or as required from time to time by the General Corporation Law of Texas Business Corporation Act or the Articles of Incorporation.

 Section 5.  Quorum: Adjournment.  With respect to any matter, a quorum shall be present at a meeting of shareholders if the holders of a majority of the shares entitled to vote on that matter are represented at the meeting in person or by proxy, unless otherwise provided in the Articles of Incorporation.  If a quorum shall fail to attend any meeting, the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date or time without notice other than announcement at the meeting, until a quorum shall be present or represented.

Section 6.  Proxies and Voting.  At any meeting of the shareholders, every shareholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting.

All elections of directors shall be determined by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present.  Except as otherwise required by law or the Articles of Incorporation, all matters other than the election of directors shall be determined by the affirmative vote of the holders of a majority of the shares entitled to vote on that matter and represented in person or by proxy at a meeting of shareholders at which a quorum is present.

ARTICLE III

BOARD OF DIRECTORS

Section 1.  Duties and Powers.  The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Articles of Incorporation or by these By-Laws directed or required to be exercise or done by the shareholders.

Section 2.  Number and Term in Office.  This Section 2 is subject to the provisions in a formal certificate of rights, powers and designations relating to the rights of the holders of one or more series of Preferred Stock or other provisions of the Corporation’s Articles of Incorporation.  The total number of directors constituting the entire Board of Directors shall not be less than one (1) nor more than nine (12), with the then-authorized number of directors being fixed from time to time solely by or pursuant to a resolution passed by the Board of Directors. .  A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

Section 3.  Vacancies.  This Section 3 is subject to the provisions of the Corporation’s Articles of Incorporation.  Vacancies and newly created directorships resulting from any increase in the authorized member of directors may be filled only by action of a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director.  Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.  Any director may resign at any time upon written notice to the Corporation.

Section 4.  Nominations of Directors; Election.  This Section 4 is subject to the provisions of the Corporation’s Articles of Incorporation.  Nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors, or by any shareholder entitled to vote generally in the election of directors who complies with the procedures set forth in this Section 4.  Directors shall be at least 21 years of age and need not be shareholders.  Nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation.

Section 5.  Meetings.  The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Texas.  The first meeting of each newly-elected Board of Directors shall be held immediately following the Annual Meeting of Stockholders and no notice of such meeting shall be necessary to be given the newly-elected directors in order legally to constitute the meeting, provided a quorum shall be present.  Regular meetings of the Board of Directors may be held  without notice at such time and at such place as may from time to time be determined by the Board of Directors.  Special meetings of the Board of Directors may be called by the president in office.

Section 6.  Quorum.  Except as may be otherwise specifically provided by law, the Articles of Incorporation or these By-Laws, at all meetings of the Board of Directors, a majority of the directors then in office shall constitute a quorum for the transaction of business.  The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.

Section 7.  Action of Board Without a Meeting.  Unless otherwise provided by the Articles of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

Section 8.  Resignations.  Any director of the Corporation may resign at any time by giving written notice to the president or the secretary.  Such resignations shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 9.  Organization.  At every meeting of the Board of Directors, the president, or a chairman chosen by a majority of the directors present. The secretary, or any person appointed by President shall act as secretary.

Section 10.  Compensation.  Unless otherwise restricted by the Articles of Incorporation or these By-Laws, the Board of Directors shall have the authority to fix the compensation of directors.  The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.

ARTICLE IV

OFFICERS

Section 1.  General.  The officers of the Corporation shall be appointed by the Board of Directors and shall consist of a President, a Treasurer and a Secretary. The Board of Directors may also choose other officers and agents as the Board of Directors, in its sole and absolute discretion shall deem necessary or appropriate as designated by the Board of Directors from time to time. Any number of offices may be held by the same person.

Section 2.  Election; Term of Office.  The Board of Directors at its first meeting held after each Annual Meeting of Stockholders shall elect a President, a Secretary and a Treasurer, and may also elect at that meeting or any other meeting, such other officers and agents as it shall deem necessary or appropriate.  Each officer of the Corporation shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors together with the powers and duties which are customarily exercised by such officer; and each officer of the Corporation shall hold office until such officer’s successor is elected and qualified or until such officer’s earlier resignation or removal.  Any officer may resign at any time upon written notice to the Corporation.  The Board of Directors may at any time, with or without cause, by the affirmative vote of a majority of directors then in office, remove an officer.

Section 3.  President.  The President shall be the chief executive officer of the Corporation, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.  The President shall have and exercise such further powers and duties as may be specifically delegated to or vested in the President from time to time by these By-Laws or the Board of Directors.

Section 5.  Secretary.  The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required.  The Secretary shall give, or cause to be given notice of meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President.  If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the shareholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given.   The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

Section 6.  Treasurer.  The Treasurer shall have the custody of the corporate funds and securities and shall keep complete and accurate accounts of all receipts and disbursements of the Corporation, and shall deposit all monies and other valuable effects of the Corporation in its name and to its credit in such banks and other depositories as may be designated from time to time by the Board of Directors.  The Treasurer shall disburse the funds of the Corporation, taking proper vouchers and receipts for such disbursements, and shall render to the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation.  The Treasurer shall, when and if required by the Board of Directors, give and file with the Corporation a bond, in such form and amount and with such surety or sureties as shall be satisfactory to the Board of Directors, for the faithful performance of his or her duties as Treasurer.  The Treasurer shall have such other powers and perform such other duties as the Board of Directors or the President shall from time to time prescribe.

Section 7.  Resignations.  Any officer may resign at any time by giving written notice to the Board of Directors, the President or the Secretary shall be deemed to constitute notice to the Corporation.  Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 8.  Removal.  Any officer or agent may be removed, either with or without cause, at any time, by the Board of Directors at any meeting called for that purpose; provided, however, that the President may remove any agent appointed to him.

Section 9.  Vacancies.  Any vacancy among the officers, whether caused by death, resignation, removal or any other cause, shall be filled in the manner which is prescribed for election or appointment to such office.

ARTICLE V

STOCK

Section 1.  Form of Certificates.  Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation (i) the President and (ii) by the Treasurer or Secretary of the Corporation, certifying the number of shares owned by such holder in the Corporation.

Section 2.  Signatures.  Any or all the signatures on the certificate may be a facsimile.  In case any officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 3.  Lost Certificates.  The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 4.  Transfers.  Stock of the Corporation shall be transferable in the manner prescribed by law and in these By-Laws.  Transfers of stock shall be made on the books of the Corporation only by the President or the Secretary in writing directing the designated Stock Transfer Agent and upon the surrender of the certificate therefore, which shall be cancelled before a new certificate shall be issued.

Section 5.  Record Date.  In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive a distribution or share dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days and, in the case of a meeting of shareholders, not less than ten (10) days before the date of such meeting or event.  A determination of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 6.  Beneficial Owners.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered in its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

Section 7.  Voting Securities Owned by the Corporation.  Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President, any Vice President or the Secretary and any such officer may, in the name of and on behalf of the Corporation take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present.  The Board of Directors may, be resolution, from time to time confer like powers upon any other person or person.

ARTICLE VI

NOTICES

Section 1.  Notice.  Whenever, under the provisions of the laws of Texas or the Articles of Incorporation or these By-Laws, any notice, request, demand or other communication is required to be or may be given or made to any officer, director, or registered shareholder, it shall not be construed to mean that such notice, request, demand or other communication must be given or made in person, but the same may be given or made by mail, telegraphy, cablegram, telex, to such officer, director or registered shareholder.  Any such notice, request, demand or other communication shall be considered to have been properly given or made, in the case of mail, telegraph or cable transmission, and in other cases when transmitted by the party giving or making the same, directed to the officer or director at his address as it appears on the records of the Corporation.

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Section 2.  Waivers of Notice.  Whenever any written notice is required to be given under the provisions of the Articles of Incorporation, these By-Laws or a statute, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders, directors, or members of a committee of directors need be specified in any written waiver of notice of such meeting. Attendance of a person, either in person or by proxy at any meeting, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice of such meeting.

ARTICLE VII

GENERAL PROVISION

Section 1.  Dividends.  Dividends upon the capital stock of the Corporation, subject to applicable law and the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting or by any Committee of the Board of Directors having such authority at any meeting thereof, and may be paid in cash, in property, in shares of the capital stock, or in any combination thereof.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 2.  Disbursements.  All notes, checks, drafts and orders for the payment of money issued by the Corporation shall be signed in the name of the Corporation by such officers or such other persons as the Board of Directors may from time to time designate.

ARTICLE VIII

INDEMNIFICATION

Section 1.  Mandatory Indemnification of Directors and Officers.  Each person who at any time is or was a director or officer of the Corporation, and who was, is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (a “Proceeding,” which shall include any appeal in such a Proceeding, and any inquiry or investigation that could lead to such a Proceeding), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, partner, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise shall be indemnified by the Corporation to the fullest extent authorized by the Texas Business Corporation Act as the same exists or may hereafter be amended from time to time (the “TBCA”), or any other applicable law as may from time to time be in effect (but, in the case of any such amendment or enactment, only to the extent that such amendment or law permits the Corporation to provide broader indemnification rights that such law prior to such amendment or enactment permitted the Corporation to provide), against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses (including court costs and attorneys’ fees) actually incurred by such person in connection with such Proceeding.  The Corporation’s obligations under this Section 1 include, but are not limited to, the convening of any meeting, and the consideration of any matter thereby, required by statute in order to determine the eligibility of any person for indemnification.  Expenses incurred in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding to the fullest extend permitted, and only in compliance with, the TBCA or any other applicable laws as may from time to time be in effect.  The Corporation’s obligation to indemnify or to prepay expenses under this Section 1 shall arise, and all rights granted hereunder shall vest, at the time of the occurrence of the transaction or event to which such proceeding relates, or at the time that the action or conduct to which such proceeding relates was first taken or engaged in (or omitted to be taken or engaged in), regardless of when such proceeding is first threatened, commenced or completed.  Notwithstanding any other provision of the Articles of Incorporation or these By-Laws, no action taken by the Corporation, either by amendment of the Articles of Incorporation or these By-Laws or otherwise shall diminish or adversely affect any rights to indemnification or prepayment of expenses granted under this Section 1 which shall have become vested as aforesaid prior to the date that such amendment or other corporate action is taken.

ARTICLE IX

AMENDMENTS

Except as otherwise specifically stated within an Article to be altered, amended or repealed these By-Laws may be altered, amended or repealed and new By-Laws may be adopted at any meeting of the Board of Directors or the shareholders, provided notice of the proposed change was given in the notice of the meeting.

The undersigned, as Secretary of the Corporation, hereby attests to the foregoing By-Laws as the By-Laws of the Corporation as approved by the Board of Directors on July 14, 2010

/S/ David Lam